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                                                                    EXHIBIT 23.3

                         INDEPENDENT AUDITORS' CONSENT

The Board of Directors
  Workflow Management, Inc.:

    The audit referred to in our report dated February 17, 1998, included the related financial statement schedule for the year ended December 31, 1994, included in the registration statement. This financial statement schedule is the responsibility of the Company's management. Our responsibility is to express an opinion on this financial statement schedule based on our audit. In our opinion, based on our audit and the report of other auditors, such financial statement schedule, when considered in relation to the basic consolidated statements of income, stockholders' equity and cash flows taken as a whole, presents fairly in all material respects the information set forth therein.

    We consent to the use of our reports included herein, with respect to the consolidated statements of income, stockholders' equity and cash flows of Workflow Management, Inc. and subsidiaries for the year ended December 31, 1994 and the related financial statement schedule and to the reference to our firm under the heading "Experts" included herein.

KPMG PEAT MARWICK LLP

Norfolk, Virginia
June 3, 1998